EXHIBIT 99.1

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

LIGHT ACROSS INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of Light Across Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Light Across Inc. (the “Company”) as of December 31, 2025 and 2024, and the related consolidated statement of operations and comprehensive loss, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows for the year ended December 31, 2025 and 2024, and the related notes to the consolidated financial statements and schedule (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial positions of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the year ended December 31, 2025 and 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred loss from operation for the current year and has deficit on total equity that raise substantial doubt about its ability to continue as a going concern. Management’s plan regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PRIVATCO CPA LIMITED

PCAOB No: 7401

We have served as the Company’s auditor since 2026

Hong Kong

July 14, 2026

F-1

LIGHT ACROSS INC.

Consolidated Balance Sheets

	As of December 31,
	2024	2025
	USD	USD
Assets
Current Assets
Cash	32,215	187,358
Marketable securities	51,911	53,391
Prepayments and other current assets	663	33,500
Due from a related party	-	2,248
Convertible note receivable, net	-	401,380
Total current assets	84,789	677,877

Non-current Assets
Property and equipment, net	26,355	18,150
Total non-current assets	26,355	18,150

TOTAL ASSETS	111,144	696,027

Liabilities and shareholders’ equity
Current liabilities
Accrued expenses and other current liabilities	63,716	373,366
Other loans payable	51,889	51,845
Due to related parties	117,349	51,130
Subscription received in advance	-	419,975
Total current liabilities	232,954	896,316

Non-current liabilities
Bonds payable	-	245,366
Total non-current liabilities	-	245,366

TOTAL LIABILITIES	232,954	1,141,682

Commitments and contingencies (note 17)	-	-

Shareholders’ equity
Ordinary shares $0.00001 par value; 1,000 shares authorized, 1,000 shares issued and outstanding	-	-
Exchange reserves	334	(2,821)
Accumulated deficit	(122,144)	(442,834)

TOTAL SHAREHOLDERS’ EQUITY	(121,810)	(445,655)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	111,144	696,027

The accompanying notes are an integral part of these consolidated financial statements.

F-2

LIGHT ACROSS INC.

Consolidated Statements of Operations and Comprehensive Loss

	For the years ended
	December 31,
	2024	2025
	USD	USD
Revenue	80,158	-

Operating expenses
Selling, general and administrative expenses	(184,104)	(302,990)
Loss from operations	(103,946)	(302,990)

Other income (expense), net
Interest expense, net	(74)	(18,969)
Unrealized gain on marketable securities	-	1,269
Other income	1,773	-
Total other income (expense), net	1,699	(17,700)

Loss before income taxes	(102,247)	(320,690)
Provision for income taxes	-	-
Net Loss	(102,247)	(320,690)

Other comprehensive income:
Foreign currency translation adjustments	334	(3,155)

Comprehensive loss
Comprehensive losses attributable to shareholders	(101,913)	(325,225)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

LIGHT ACROSS INC.

Consolidated Statements of Changes in Shareholders’ Equity

	Ordinary shares*		Additional paid-in	Exchange	Accumulated	Total Shareholders’
	Shares	Amount	capital	reserves	deficits	Equity
		USD	USD	USD	USD	USD
Balance as of December 31, 2023	1,000	-	-	-	(19,897)	(19,897)
Foreign currency translation adjustments	-	-	-	334	-	334
Net loss	-	-	-	-	(102,247)	(102,247)

Balance as of December 31, 2024	1,000	-	-	334	(122,144)	(121,810)
Foreign currency translation adjustments	-	-	-	(3,155)	-	(3,155)
Net loss	-	-	-	-	(320,690)	(320,690)

Balance as of December 31, 2025	1,000	-	-	(2,821)	(442,834)	(445,655)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

LIGHT ACROSS INC.

Consolidated Statements of Cash Flows

	For the Years Ended
	December 31,
	2024	2025
	USD	USD
Cash flows from operating activities:
Net loss	(102,247)	(320,690)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest expense, net	74	18,969
Fair value changes in marketable securities	-	(1,269)
Depreciation	-	8,898
Foreign exchange loss	860	4,909

Changes in operating assets and liabilities:
Prepayments and other current assets	6,778	(32,174)
Accrued expenses and other current liabilities	52,715	282,179
Due to related parties	209	-
Net cash used in operating activities	(41,611)	(39,178)

Cash flows from investing activities:
Purchase of property and equipment	(26,680)	-
Purchase of investment securities	(51,718)	-
Purchase of convertible notes	-	(400,000)
Net cash used in investing activities	(78,398)	(400,000)

Cash flows from financing activities:
Amount received from / (repaid to) a director	57,001	(55,500)
Amount received from controlling shareholders	6,809	19,567
Loan received from / (repayment to) related party	30,000	(32,261)
Other loan borrowings	51,696	-
Proceeds from issuance of bonds	-	236,775
Proceeds from capital contribution	-	419,975

Net cash provided by financing activities	145,506	588,556
Net increase in cash and restricted cash	25,497	149,378
Effect of exchange rate changes	(857)	5,765
Cash and restricted cash, beginning of year	7,575	32,215
Cash and restricted cash, end of year	32,215	187,358

The accompanying notes are an integral part of these consolidated financial statements.

F-5

LIGHT ACROSS INC.

Notes to Consolidated Financial Statements

1. Nature of Business and Organization

Light Across Inc. (“Light Across”) (“the Company”) is a company incorporated in the state of Delaware on July 8, 2022. The initial share capital of the Company consisted of 1,000 shares of common stock at a par value of $0.00001. The address of the Company’s principal executive office is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. Light Across is the parent company with no operations.

The Company was principally engaged in providing commercial representation and advisory services, and in design, development, testing and sales of new energy vehicles and electrical components.

Reorganization

On March 3, 2026, the Company completed a reorganization of entities under common control.

Prior to the reorganization, Azure Innovation Limited and its subsidiaries were held through Tech Limited. Although the legal shareholders of Tech Limited were the two sons of Mr. Huang Ximing, such shareholdings were held on behalf of Mr. Huang pursuant to nominee shareholding arrangements. Accordingly, Mr. Huang was the ultimate beneficial owner and controlling party of Tech Limited, Azure Innovation Limited and its subsidiaries.

As part of the reorganization, Tech Limited transferred its 100% equity interest in Azure Innovation Limited to Light Across Inc. As a result, Azure Innovation Limited and its subsidiaries became wholly-owned subsidiaries of Light Across Inc.

Because Light Across Inc. and Azure Innovation Limited were ultimately controlled by Mr. Huang Ximing both before and after the reorganization, the transaction was accounted for as a reorganization of entities under common control in accordance with ASC 805-50.

Accordingly, the accompanying consolidated financial statements have been prepared using the historical carrying amounts of the transferred entities and are presented as if the reorganization had occurred at the beginning of the earliest period presented.

F-6

LIGHT ACROSS INC.

Notes to Consolidated Financial Statements

1. Nature of Business and Organization (cont.)

The following diagram illustrates the Company’s structure:

The accompanying consolidated financial statements reflect the activities of the Company, and each of the following entities as of December 31, 2025:

Name of subsidiaries	Place of incorporation	Date of incorporation or acquisition	Percentage of direct or indirect	Principal activities

Light Across Trading Limited (“Light Across HK”)	Hong Kong	2021-09-15	100%	Investment holding
Light Across GmbH (“Light Across Germany”)	Germany	2024-11-14	100%	Investment activities
Azure Innovation Limited (“Azure Innovation”)	Hong Kong	2021-03-15	100%	Investment holding
Tianlan New Energy Vehicle (Hainan) Co., Limited (“Tianlan Hainan”)	PRC	2021-03-31	100%	Sales of new energy vehicles
Tianlan Zhicheng New Energy Vehicle (Shanghai) Co., Limited (“Tianlan Shanghai”)	PRC	2022-11-09	100%	Sales of vehicles and car rental

F-7

LIGHT ACROSS INC.

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies

Liquidity and going concern

The accompanying consolidated financial statements have been prepared on a going concern basis in accordance with U.S. GAAP, which contemplates the realization of assets and the settlement of liabilities in the normal course of business.

Pursuant to ASC 205-40, Going Concern, the Company’s management evaluates whether there are conditions or events that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date of the consolidated financial statements are issued.

For the years ended December 31, 2025 and 2024, the Company incurred net losses of $320,690 and $102,247, respectively. As of December 31, 2025, the Company has cash and cash equivalents of $187,358, accrued expenses and other current liabilities of $373,366 and other loans payable of $51,845. In addition, the Company has not yet generated sufficient revenues from planned operations to support its ongoing activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date these consolidated financial statements are issued.

Management has undertaken and continues to pursue plans to improve the Company’s liquidity and financial position. Such plans include:

1)	generating revenue from the commencement and expansion of the Company’s operations:
2)	raising additional capital from potential investors through equity and/or debt financings; and
3)	Obtaining additional equity contributions and financial support from existing shareholders and related parties, as necessary.

In addition, prior to December 31, 2025, the Company received stock subscription proceeds of $419,975 from investors. The related shares were issued in April 2026.

Management believes that the combination of currently available funds, subscription proceeds received from investors, anticipated revenue growth and access to additional financing sources will provide the Company with additional liquidity. However, the successful execution of these plans is dependent upon future events that are not entirely within the Company’s control, including the Company’s ability to generate sufficient operating revenues and obtain additional financing on acceptable terms.

Accordingly, substantial doubt about the Company’s ability to continue as a going concern exists as of the date these consolidated financial statements were issued. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-8

LIGHT ACROSS INC.

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Basis of presentation and principle of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries. All intercompany transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Significant estimates required to be made by management include, but not limited to, allowance for obsolete inventories and expected credit losses against financial assets. Actual results could differ from the estimates, and as such, differences could be material to these consolidated financial statements.

Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Group’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Group’s Chief Operating Decision Maker (“CODM”), i.e. the Company’s chief executive officer, for making decisions, allocating resources and assessing performance. As a result of the assessment made by CODM, the Company has only one reportable segment. The CODM evaluates operating performance and allocates resources on a consolidated basis. The Company does not distinguish revenues, costs and expenses between segments in its internal reporting, but instead reports costs and expenses by nature as a whole.

F-9

LIGHT ACROSS INC.

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Foreign currencies translation and transaction

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at balance sheet dates. The resulting exchange differences are recorded in the consolidated and combined statements of operations and comprehensive income.

The reporting currency of the Company is United States Dollar (“USD”) and the accompanying consolidated financial statements have been expressed in US$. However, the Company’s major operating subsidiaries operating in Hong Kong and PRC, which maintain their books and record in its local currency, Hong Kong Dollars (“HKD”), Chinese Yuan (“CNY”) and Euro (“EUR”), which are the functional currency as being the primary currency of the economic environment in which its operation is conducted. In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not US$ are translated into US$, in accordance with Accounting Standards Codification (“ASC”) Topic830-30, Translation of Financial Statement (“ASC 830”), using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of other comprehensive income within the consolidated and combined statements of changes in shareholders’ equity.

The following table outlines the exchange rates that are used in preparing these consolidated financial statements

As of December 31,
	2024	2025

Year end spot rates
- HK$	US$1 = HK$7.7741	US$1 = HK$7.7806
- RMB	US$1 = RMB7.2793	US$1 = RMB7.0467
- EUR	US$1 = EUR0.9543	US$1 = EUR0.8538

As of December 31,
	2024	2025

Average rates
- HK$	US$1 = HK$7.8031	US$1 = HK$7.7959
- RMB	US$1 = RMB7.1908	US$1 = RMB7.1870
- EUR	US$1 = EUR0.9240	US$1 = EUR0.8848

F-10

LIGHT ACROSS INC.

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Cash

Cash and cash equivalents represent demand deposits placed with banks or other financial institutions, which are unrestricted as to withdrawal or use, and which have original maturities of three months or less and are readily convertible to known amounts of cash.

Marketable securities

Marketable securities consist of investments in publicly traded equity securities. The Company accounts for its marketable securities in accordance with ASC 321, Investments – Equity Securities. Marketable securities are measured at fair value based on quoted market prices in active markets.

Unrealized gains and losses resulting from changes in fair value are recognized in earnings and included in other income (expense), net in the accompanying consolidated statements of operations. Dividend income is recognized when earned.

The Company reviews its investments periodically to determine whether any impairment indicators exist. Realized gains and losses on the disposal of marketable securities are determined using the specific identification method.

Fair value of financial instruments

The Company applies the provisions of ASC 820, Fair Value Measurements and Disclosures, to the financial instruments that are required to be carried at fair value. Fair value is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The Company uses a three-tier fair value hierarchy based upon observable and non-observable inputs that prioritizes the information used to develop our assumptions regarding fair value. Fair value measurements are separately disclosed by level within the fair value hierarchy.

•	Level 1 — defined as observable inputs such as quoted prices in active markets for identical assets or liabilities;

•	Level 2 — defined as inputs other than quoted prices in active markets, that are either directly or indirectly observable; and

•	Level 3 — defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop in own assumptions.

Unless otherwise disclosed, the fair value of the Company’s financial instruments, including cash, prepayments and other current assets, amount due from a related party, convertible notes receivable carried at amortized cost, accrued expenses and other current liabilities, amount due to related parties, accrued expenses and other current liabilities approximates their fair market value based on the short-term maturities of these instruments.

F-11

LIGHT ACROSS INC.

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Fair value of financial instruments

Observable inputs are based on market data obtained from independent sources, while unobservable inputs are based on the Company’s market assumptions. Unobservable inputs require significant management judgment or estimation. In some cases, the inputs used to measure an asset or liability may fall into different levels of the fair value hierarchy. In those instances, the fair value measurement is required to be classified using the lower level of input that is significant to the fair value measurement. Such determination requires significant management judgement.

The following table presents the Company’s assets and liabilities that are measured at fair value as of December 31, 2025 and 2024:

	Fair value measured as of December 31, 2025
	Total at December 31, 2025	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
	USD	USD	USD	USD
Assets
Marketable securities
Equities	53,391	53,391	-	-

	Fair value measured as of December 31, 2024
	Total at December 31, 2024	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
	USD	USD	USD	USD
Assets
Marketable securities
Equities	51,911	51,911	-	-

F-12

LIGHT ACROSS INC.

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Convertible Note Receivable

Convertible note receivable is initially recorded at cost and subsequently measured at amortized costs. Interest income is recognized using the effective interest method over the contractual term of the note.

The Company evaluates the recoverability of the convertible note receivable in accordance with ASC 326 and records an allowance for expected credit losses when necessary.

Prepayments and other current assets

Prepayments made to service providers for future services. Prepayments are short-term and are reviewed periodically to determine if their carrying value has become impaired. Under this accounting guidance, the Company measures expected credit losses on its other current assets using the current expected credit loss model under ASC 326. The Company did not provision any allowance for the credit losses on prepayments and other current assets for the years ended December 31, 2025 and 2024.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment losses. Depreciation is provided using the straight-line method based on the estimated useful life. The estimated useful lives of property and equipment are as follows:

Furniture and fixtures	3 years
Computer equipment	3 years

The cost and related accumulated depreciation of assets disposed of or retired are removed from the accounts, and any resulting gain or loss is reflected in the consolidated statements of operations and comprehensive loss under other income or expenses. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation and amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

F-13

LIGHT ACROSS INC.

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Revenue recognition

The Company applies the practical expedient in Topic 606 that permits the Company to not disclose the aggregate amount of transaction price allocated to performance obligations that are unsatisfied as of the end of the period as the Company’s contracts have an expected length of one year or less. The Company also applies the practical expedient in Topic 606 that permits the recognition of incremental costs of obtaining contracts as an expense when incurred if the amortization period of such costs is one year or less. These costs are included in cost of revenue. The Company uses independent contractors and third-party carriers in the performance of its transportation services.

To achieve that core principle, the Company applies the five steps defined under Topic 606:

1.	Identify the contract, or contracts, with the customer;

2.	Identify the performance obligations in the contract;

3.	Determine the transaction price;

4.	Allocate the transaction price to the performance obligations in the contract; and

5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

The Company generates revenue primary from providing market representation and advisory services to customers seeking to develop and expand their business presence in Hong Kong and other Asian Markets. The Company’s services generally include:

•	Brand promotion and market development activities;
•	Customer acquisition and business networking support
•	Organization of user community and promotional events;
•	Marketing and sales strategy consulting;
•	Local channel and agency selection support; and
•	Regulatory and market intelligence advisory services.

The Company’s performance obligation primarily consist of providing continuous market representation and advisory services over the contractual service period. The services provided are highly integrated and are not separately identifiable within the context of the contracts. Accordingly, management has concluded that a single performance obligation exists within each service agreement.

The Company satisfies its performance obligations over time as customers simultaneously receive and consume the benefits of the services provided. Revenue is recognized ratably over the service period based on the passage of time, which management believes faithfully depicts the transfer of services to the customer.

Historically, the Company’s revenues were primary generated from commercial representation and advisory services. As the Company expands its business activities, management expects future revenues may also be generated from new energy vehicle related operations and associated technical services.

F-14

LIGHT ACROSS INC.

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

General and administrative expenses

General and administrative expenses include salaries and of office staff, advertising, depreciation for office facility and office equipment, legal and accounting and other office expenses.

Income taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Provision for income taxes consists of current taxes and deferred taxes.

Current tax is recognized based on the results for the year as adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax assets are recognized when it is more-likely-than-not that the tax benefits will be realized. An uncertain tax position is recognized as a benefit only if it is “more-likely-than-not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Company recognizes interest and penalties related to uncertain tax position as income tax expense. As of December 31, 2025 and 2024, the Company had no unrecognized tax benefits and accrued no interest or penalties related to uncertain tax position.

Employee defined contribution plan

Full-time employees of the Company in the PRC participate in a government-mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to them. Chinese labor regulations require that the Company make contributions to the government for these benefits based on government prescribed percentage of the employee’s salaries. The Company has no legal obligation for the benefits beyond the contributions. The total amount was expensed as incurred.

For the years ended December 31, 2025 and 2024, employee welfare contribution expenses are $2,967 and nil, respectively.

Impairment of long-lived assets

The Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future pre-tax cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Fair value is generally determined by discounting the cash flows expected to be generated by the asset, when the market prices are not readily available. The adjusted carrying amount of the asset is the new cost basis and is depreciated over the asset’s remaining useful life. Long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities.

F-15

LIGHT ACROSS INC.

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Recent accounting pronouncements

In December 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures intended to enhance transparency and decision usefulness of income tax disclosures. This guidance is effective for public entities for annual periods beginning after December 15, 2024 and for annual periods beginning after December 15, 2025 for all other entities, and the guidance should be applied prospectively. The Company is permitted to early adopt and can choose to apply the guidance retrospectively. When adopted, The Company expects the guidance to have an impact on disclosures only and to not have a material effect on our financial position or results of operations. The Company still considering if the Group will apply the standard prospectively or retrospectively.

In November 2023, the FASB issued Accounting Standards Updates (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures intended to improve reportable segment disclosures and to enhance disclosures about significant reportable segment expenses. This guidance is effective for public entities fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, and is required to be applied retrospectively to all prior periods presented. Because the amendments do not change the methodology for the identification of operating segments, the aggregation of those operating segments or the application of the quantitative thresholds to determine reportable segments, the Company does not expect the guidance to have a material effect on its financial position or results of operations.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”) and No. 2025-01, Income Statement— Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date, which will require additional disclosure of the nature of expenses included in the income statement in response to longstanding requests from investors for more information about an entity’s expenses. The new standard requires disclosures about specific types of expenses included in the expense captions presented on the face of the income statement as well as disclosures about selling expenses. The new standard will be effective for public companies for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. The requirements will be applied prospectively with the option for retrospective application. Early adoption is permitted. The Company is currently evaluating the impact of adopting this guidance on the Company’s consolidated financial statements.

The Company considers the applicability and impact of all accounting standards updates. Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

F-16

LIGHT ACROSS INC.

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation.

F-17

LIGHT ACROSS INC.

Notes to Consolidated Financial Statements

3. Significant Risks

1)	Interest rate risk

Fluctuations in market interest rates may negatively affect the Company’s financial condition and results of operations. The Company is exposed to floating interest rate risk on bank deposits and floating rate borrowings, particularly during periods when the interest rate is expected to significant changes. Nevertheless, given the amounts of bank deposits in question, the Company considers the related interest rate risk not material. The Company has not used any instruments or derivatives to manage or hedge its interest rate risk exposure.

2)	Foreign currency risk

The Company has minimal exposure to foreign currency risk as most of its transactions, assets and liabilities are principally denominated the functional currency of the entity to which they are related. The Company currently does not have a foreign currency hedging policy in respect of foreign currency transactions, assets and liabilities. The Company will monitor its foreign currency exposure closely and will consider hedging significant foreign currency exposure should the need arise.

3)	Credit risks

The carrying amounts of the cash and bank balances, convertible note receivable and other receivables included in the consolidated balance sheet represent the Company’s maximum exposure to credit risk in relation to the Company’s financial assets.

The credit risk on cash and bank balances is limited because the counterparties are banks with high credit-rating assigned by international credit-rating agencies.

The Company considers whether there has been a significant increase in credit risk of financial assets on an ongoing basis throughout each reporting period by comparing the risk of a default occurring as at the reporting date with the risk of default as at the date of initial recognition. It considers available reasonable and supportive forwarding looking information.

4)	Concentration risk

As of December 31, 2025, the Company held a convertible note receivable from Sharing Economy International Inc. (“SEII”) with a carrying value of $401,380-, representing approximately 58% of the Company’s total assets.

Accordingly, the Company is exposed to concentration risk associated with the financial condition and operating performance of the issuer. Management monitors the issuer's financial condition on an ongoing basis and evaluates the recoverability of the investment at each reporting date.

No impairment or allowance for expected credit losses was recorded as of December 31, 2025.

F-18

LIGHT ACROSS INC.

Notes to Consolidated Financial Statements

4. Prepayments and Other Current Assets

The prepayments and other current assets consisted of the following:

	As of December 31,
	2024	2025
	USD	USD
Prepaid expenses (i)	-	28,382
Deductible input VAT	663	5,118
Total prepayments and other current assets	663	33,500

(i)	Prepaid expenses represent prepaid trademark and patent application fees.

5. Convertible Notes Receivable

On December 10, 2025, pursuant to a Note Purchase Agreement, whereby the Company acquired a note issued by Sharing Economy International Inc. (“SEII”) in the principal amount of $400,000. The note bears interest at 6% per annum and matures on June 30, 2026. The note is carried at amortized cost. Interest income is recognized using the effective interest method.

Management evaluates the collectability of the convertible note receivable in accordance with ASC 326. As of December 31, 2025, management assessed the expected credit losses associated with the convertible note receivable concluded that no allowance for expected credit losses was required.

		State
	Mature	Interest	Principal	Accrued	Carrying
	Date	Rate	Amount	Interest	Amount

SEII convertible note – current	06/30/2026	6%	400,000	1,380	401,380

6. Property and Equipment, Net

Property and equipment, net consisted of the following:

	As of December 31,
	2024	2025
	USD	USD
Furniture and fixtures	13,666	14,117
Computer equipment	12,689	13,108
Property and equipment	26,355	27,225
Less: Accumulated depreciation	-	(9,075)
Property and equipment, net	26,355	18,150

Depreciation expenses for the years ended December 31, 2025 and 2024, amounted to $8,898 and nil.

F-19

LIGHT ACROSS INC.

Notes to Consolidated Financial Statements

7. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following:

	As of December 31,
	2024	2025
	USD	USD
Accrued expenses	6,202	97,553
Other payables	57,459	265,534
Interest payables	55	10,279
Total accrued Expenses and Other Current Liabilities	63,716	373,366

(i)	Other payable mainly refers to advances from individuals, which are unsecured, non-interest bearing, and repayable on demand.

8. Other Loans Payable

The Company entered into a loan agreement with an independent third party. The loan bears interest at 2% plus 3-month Euribor per annum (“the base interest rate”) and matures on 31 January 2025 and remained outstanding as of December 31, 2025  is payable on demand and the default interest is the amount of 5% above the base interest rate.

9. Subscription Received in Advance

Prior to December 31, 2025, the Company received subscription proceeds of $419,975 from certain investors in connection with a private placement of common stock. The related shares had not been issued as of December 31, 2025 and accordingly the amount was recorded as a current liability. The shares were subsequently issued in April 2026.

10. Bonds Payable

Bonds payable consisted of the following:

	As of December 31,
	2024	2025
	USD	USD
6.0% Bond due March 2028	-	11,126
7.5% Bond due March 2028	-	29,280
9.0% Bond due March 2028	-	87,840
11.0% Bond due March 2028	-	117,120
Total bonds payable	-	245,366
Less: current portion	-	-
Non-current portion	-	245,366

F-20

LIGHT ACROSS INC.

Notes to Consolidated Financial Statements

10. Bonds Payable (cont.)

On March 2, 2025, the Company completed a private debt financing through the issuance of bonds with an aggregate principal amount of EUR209,500 (approximately $245,366).

The bonds bear interest at 3% to 11% per annum and matures on March 1, 2028. The bonds are unsecured. Interest expenses are recognized using the effective interest method.

Future principal payments are as follows:

USD
For the year ending December 31,
2026	-
2027	-
2028	245,366
245,366

11. Revenue

Revenues are recognized when control of the promised services and deliverable are transferred to the Company’s clients in an amount that reflects the considerations the Company expected to be entitled to and receive in exchange of services and deliverable rendered.

During 2025, the Company was primarily engaged in business development, corporate restructuring and strategic expansion activities relating to its new energy vehicle business and did not generate operating revenue.

The following table presents the Company’s revenue disaggregated by service lines for the fiscal years ended December 31, 2025 and 2024:

	For the years ended December 31,
	2024	2025
	USD	USD
Commercial representation and advisory services fees	80,158	-

The following table presents the Company’s revenue disaggregated by the timing of revenue recognition for the years ended December 2025 and 2024.

	For the years ended December 31,
	2024	2025
	USD	USD
Service transferred over time	80,158	-

For the year ended December 31, 2024, revenue from one customer accounted for approximately 100% of the Company’s total revenue. The Company did not generate revenue during the year ended December 31, 2025.

F-21

LIGHT ACROSS INC.

Notes to Consolidated Financial Statements

12. Selling, General and Administrative expenses

	For the years ended December 31,
	2024	2025
	USD	USD
Selling and marketing expenses	89,817	46,447
Consultancy fees	58,827	151,539
Legal and professional fees	11,477	67,984
Others	23,983	37,020
	184,104	302,990

13. Interest expenses, net

	For the years ended December 31,
	2024	2025
	USD	USD
Interest on bonds	-	17,071
Interest on other loans payable	-	2,379
Other interest expenses	75	900
Interest income	(1)	(1,381)
	74	18,969

14. Taxes

(a)	Income Taxes

The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled.

United States

The Company is incorporated in the state of Delaware and is subject to the U.S. federal corporate income tax at a statutory rate of 21%.

Germany

The Company’s subsidiary incorporated in Germany is subject to German corporate income tax at a rate of approximately 30%, including corporate income tax, solidarity surcharge and trade tax.

F-22

LIGHT ACROSS INC.

Notes to Consolidated Financial Statements

14. Taxes (cont.)

Hong Kong

Under the two-tiered profit tax rate regime of Hong Kong Profits Tax, the first HK$2,000,000 (approximately $257,000) of profits of the qualifying group entity will be taxed at 8.25%, and profits above HK$2,000,000 will be taxed at 16.5%. No assessable profits were generated by the Hong Kong subsidiaries during the years ended December 31, 2025 and 2024 and therefore no Hong Kong profits tax provision was recorded.

PRC

The Company’s PRC subsidiaries are governed by the income tax laws of the PRC and the income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on case-by-case basis.

(i)	The components of loss before income taxes are as follows:

	Years ended December 31,
	2024	2025
	USD	USD
United States	(62,496)	(132,166)
Germany	-	(91,668)
Hong Kong	(9,257)	(425)
PRC	(30,494)	(96,431)
Total	(102,247)	(320,690)

Considering the continuous losses before income taxes, the Company’s tax provision was zero for the periods presented.

(ii)	The following table presents a reconciliation of the differences between the statutory income tax rate and the Company’s effective income tax rate for the years ended December 31, 2025 and 2024:

	Years ended December 31,
	2024	2025
	USD	USD
U.S. federal statutory tax rate	21.0%	21.0%
Foreign tax rate differential	(0.5)	(1.2)
Permanent differences	4.0	1.2
Tax losses expired	(0.2)	(0.1)
Change in valuation allowance	(24.3)	(20.9)
Effective income tax rate	0.0%	0.0%

*Permanent differences are mainly due to non-deductible expenses.

F-23

LIGHT ACROSS INC.

Notes to Consolidated Financial Statements

14. Taxes (cont.)

(b)	Deferred tax assets

The Company measures deferred tax assets and liabilities based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Company’s deferred tax assets are as follows:

	As of December 31,
	2024	2025
	USD	USD
Deferred tax assets:
Net operating loss carry-forward	154,847	349,281
Total deferred tax assets	154,847	349,281
Less: valuation allowance	(154,847)	(349,281)
Deferred tax assets, net	-	-

The Company recognizes deferred tax assets if it is more likely than not that those deferred tax assets will be realized.

Management reviews deferred tax assets periodically for recoverability and makes estimates and judgments regarding the expected sources of taxable income in assessing the need for a valuation allowance to reduce deferred tax assets to their estimated realizable value. Management considered all available positive and negative evidence, including cumulative losses incurred in recent years, limited operating history and uncertainty regarding future taxable income.

Realization of the Company’s deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Based on the weight of available evidence, management concluded that it is more likely than not that the deferred tax assets will not be realized. Accordingly, the net deferred tax asserts have been fully offset by a valuation allowance as of December 31, 2025 and 2024.

The movements of the valuation allowance are as follows:

	Years ended December 31,
	2024	2025
	USD	USD
Deferred tax assets valuation allowance movement:
Balance at the beginning of the year	5,824	154,847
Movement of addition and expiration of tax losses	149,023	194,434
Balance at end of year	154,847	349,281

The Company recorded a full valuation allowance against its deferred tax assets as management concluded that it is not more-likely-than-not that the deferred tax assets will be realized.

F-24

LIGHT ACROSS INC.

Notes to Consolidated Financial Statements

15. Related party transactions

The table below sets forth the major related parties and their relationships with the Company as of December 31, 2025 and 2024, and for the years ended December 31, 2025 and 2024:

Name of related parties	Relationship with the Company
HUANG Leign Zhang	Director of the Company
HUANG Ximing	Controlling shareholder
Johnny CHEN	Beneficial shareholder
Katherine CHEN	Close family member of beneficial shareholder

Related party transactions

For the years ended December 31, 2025 and 2024, the other loan interest of $900 and $75, respectively, were paid or payable to Ms. Katherine Chen.

Amount due from related parties
		As of December 31,
		2024	2025
Name	Nature	USD	USD
Katherine CHEN	Over-repayment for the advances (i)	-	2,248
Total		-	2,248

Amount due to related parties
		As of December 31,
		2024	2025
Name	Nature	USD	USD
Katherine CHEN	Advances for operational purposes (i)	30,284	-
HUANG Leign Zhang	Advances for operational purposes (ii)	70,001	14,501
HUANG Ximing	Advances for operational purposes (ii)	14,490	33,672
Johnny CHEN	Advances for operational purposes (ii)	2,574	2,957
Total		117,349	51,130

i.	Due from (Due to) Ms. Katherine Chen represented advances provided by and repayments made to Ms. Katherine Chen.

As of December 31, 2024, the Company had a balance due to Ms. Katherine Chen of $30,284. Included in this balance was a loan of $30,000 bearing interest at 3% per annum, while the remaining balance was non-interest bearing. The balance was unsecured and repayable on demand.

During 2025, the $30,000 interest-bearing loan was fully repaid. As of December 31, 2025, the Company recorded a balance due from Ms. Katherine Chen of $2,248, which arose from an excess repayment of the outstanding balance. The amount was unsecured, non-interest bearing and repayable on demand.

ii.	The balances as of December 31, 2025 and 2024 represent the advances provided by related parties. These amounts were unsecured, interest-free and repayable on demand.

F-25

LIGHT ACROSS INC.

Notes to Consolidated Financial Statements

16. Shareholders’ Equity

The Company was incorporated under the laws of the state of Delaware on July 8, 2022. The Company is authorized to issue 1,000 shares of common stock at a par value of $0.00001. The initial share capital of the Company is 1,000 shares of common stock, issued for a consideration of $0.01 in cash. As of December 31, 2025 and 2024, the Company has 1,000 shares of common stock issued and outstanding, consisting of 1,000 shares with par value of $0.00001

17. Commitments and Contingencies

Commitments

As of December 31, 2025 and 2024, the Company had neither significant financial nor capital commitment.

Contingencies

As of December 31, 2025 and 2024, the Company was not a party to any legal or administrative proceedings. The Company further concludes that there were no legal or regulatory proceedings, either individually or in the aggregate, that could have resulted in an unfavorable outcome with a material adverse effect on the Company’s results of operations, consolidated financial condition, or cash flows.

18. Subsequent Events

In accordance with ASC 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before consolidated financial statements are issued, the Company evaluated all events and transactions that occurred after December 31, 2025, up through the date the Company issued the audited consolidated financial statements.

Acquisition of Jianfeng Automobile Technology (Beijing) Co., Limited (“Jianfeng Automobile”)

On January 2, 2026, the Company entered into an acquisition agreement relating to the acquisition of Jianfeng Automobile through its indirect wholly-owned subsidiary, Tianlan Hainan, the acquisition was completed on April 1, 2026. Pursuant to the acquisition agreement, the agreed consideration for the acquisition was approximately $5.8 million in cash. Jianfeng Automobile is principally engaged in the development, engineering and technical services relating to new energy vehicles and automotive technologies in the People’s Republic of China. The acquisition is expected to strengthen the Company’s strategic position in the intelligent mobility and new energy vehicle sectors and expand its technology development capabilities.

Issuance of Common Shares

In April 2026, the Company issued common shares in connection with subscription proceeds of $419,975 received from investors prior to December 31, 2025. Such proceeds had been recorded as subscription received in advance as of December 31, 2025.

F-26